EXHIBIT 11


                              THACKERAY CORPORATION

                   STATEMENT RE COMPUTATION OF PER SHARE DATA

              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 and 1998



                                                 BASIC AND DILUTED
                                                 -----------------

                                                                 2000                   1999                  1998
                                                                 ----                   ----                  ----
Weighted average shares outstanding during the year           5,107,401               5,107,401             5,107,401

Net income (loss) attributable to common stock              ($2,491,000)                $89,000             ($187,000)


Net income (loss) per share                                       ($.49)                   $.02                 ($.04)
                                                                  =====                    ====                 =====







                                       16